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                                                                    Exhibit 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Charter Communications, Inc. of our report dated January 6, 2000, relating to the combined financial statements of InterMedia Cable Systems which appear in such Amendment No. 1 to the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Amendment No. 1 to the Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

San Francisco, California
September 20, 2000